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                                                           April 1, 1992



                          INVESTMENT ADVISORY AGREEMENT

                                     between

                            HAMILTON PARTNERS, L. P.

                                       and

                        LOW-BEER ADVISORY SERVICES, INC.




          Hamilton Partners, L.P. (the "Partnership") and Low-Beer Advisory Services, Inc. hereby agree as follows:


          1. The Partnership hereby appoints Low-Beer Advisory Services, Inc., and Low-Beer Advisory Services, Inc. hereby accepts appointment, as investment adviser and manager with respect to the Partnership's Portfolio, on the terms and conditions set forth herein.


          2. The Portfolio shall consist of such cash, stocks, bonds, options, and other securities which, from time to time, the Partnership places under the supervision of Low-Beer Advisory Services, Inc. and/or which shall become part of the Portfolio as a result of trading in respect thereof or otherwise. The Partnership may make additions to, and withdrawals from, the Portfolio in such amounts as the Partnership shall determine, provided that (a) with respect to additions, Low-Beer Advisory Services, Inc. shall have received prompt written notice thereof, and (b) with respect to withdrawals by limited partners, Low-Beer Advisory Services, Inc. shall have received not less than 45 days' prior written notice thereof.


          3. The assets of the Portfolio shall be held in the custody of a bank, trust company, brokerage firm or other entity acceptable to Low-Beer Advisory Services, Inc. The Partnership has notified Low-Beer Advisory Services, Inc. as to the identity of the custodian (Weiss, Peck, & Greer) as of the date hereof, and shall notify Low-Beer Advisory Services, Inc. of any subsequent changes in the custodian. The Partnership shall be

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responsible  for all  custodial  arrangements  and the payment of all  custodial
charges  and  fees,  and  Low-Beer  Advisory   Services,   Inc.  shall  have  no
responsibility or liability with respect to custody arrangements or the acts, omissions or other conduct of the custodian.


          4. Low-Beer Advisory Services, Inc. shall have full discretion and authority, without obtaining any prior approval, as the Partnership's agent and attorney-in-fact, and at the Partnership's expense, (i) to make all investment decisions in respect of the Portfolio; (ii) to buy, sell and otherwise trade in stocks, bonds, options, and all other securities in respect of the Portfolio;
(iii) to place orders with respect to, and arrange for, any of the foregoing; and (iv) in furtherance of the foregoing, to do anything which Low-Beer Advisory Services, Inc. shall deem requisite, appropriate or advisable in connection therewith, including, without limitation, effecting securities transactions and/or selecting such brokers, dealers and others as Low-Beer Advisory Services, Inc. shall determine.


          5. For the services rendered as investment adviser to the Partnership by Low-Beer Advisory Services, Inc., the General Partner of the Partnership shall pay Low-Beer Advisory Services, Inc. the performance fees set forth on Schedule A attached hereto.


          6. The Partnership hereby agrees that Low-Beer Advisory Services, Inc. shall have full authority and discretion to select the broker or dealer through or with whom any transaction in respect of the Portfolio shall be executed (including any broker or dealer with which Low-Beer Advisory Services, Inc. may be affiliated) and that, in selecting a broker or dealer to execute a particular transaction, Low-Beer Advisory Services, Inc. need not solicit competitive bids, and shall have no obligation to seek the lowest available cost to the Partnership, so long as Low-Beer Advisory Services, Inc. (i) uses its reasonable efforts to cause such transactions to be executed at not more than prevailing market prices, and (ii) determines that the cost is reasonable in relation to the total quality and reliability of the brokerage and research and other services and products made available to Low-Beer Advisory Services, Inc. for the benefit of its clients, notwithstanding that the Partnership may not be the direct or exclusive beneficiary of any such service or that another broker or dealer may be willing to charge the Partnership a lower cost on the particular transaction.


          7. Subject to Low-Beer Advisory Services, Inc.'s right to comply with any demand of any regulatory or taxing authority having jurisdiction over Low-Beer Advisory Services, Inc., Low-Beer Advisory Services, Inc. shall treat as confidential all information pertaining to the Portfolio and the Partnership shall treat the advice of Low-Beer Advisory Services, Inc. and its other actions in respect thereof in the same manner.


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          8. Except for violation of applicable law, or as otherwise provided in the federal securities laws, neither Low-Beer Advisory Services, Inc. nor any of its directors, officers, employees or agents shall be liable hereunder or otherwise for any action performed or omitted to be performed or for any errors of judgment in managing the Portfolio. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which the Partnership may have under any federal securities laws.


          9. This Agreement may not be assigned by either Low-Beer Advisory Services, Inc. or the Partnership without the prior written consent of the other. The Partnership may terminate this agreement without penalty at any time upon not less than 60 days' written notice to Low-Beer Advisory Services, Inc. Low-Beer Advisory Services, Inc. may terminate this agreement without penalty only upon not less than 90 days' written notice to the Partnership prior to the end of the year.


          10. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York.


          If the foregoing correctly sets forth our understanding, please sign and return to the General Partner of the Partnership one copy of this letter and Schedule A attached to such copy.


                                          Very truly yours,


                                          /s/ Lee Woltman
                                          _______________________________
                                          Lee Woltman
                                          General Partner,
                                          Hamilton Partners, L.P.



Agreed to as of the date first
set forth above:


LOW-BEER ADVISORY SERVICES, INC.


/s/ Anthony B. Low-Beer
- --------------------------------
Anthony B. Low-Beer, President